Exhibit  99
Joint Filer Information
Name:  Sienna Associates III. L.L.C.                                        Name:  Gilbert F. Amelio
Address:  2330 Marinship Way, Suite 130, Sausalito, CA 94965                Address:  2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III. L.P.                                  Designated Filer: Sienna Limited Partnership III. L.P.
Issuer and Ticker Symbol:  Sivault Systems Inc. (SVLTE.OB)                                 Issuer and Ticker Symbol:  Sivault Systems Inc. (SVLTE.OB)
Date of Event Requiring Statement:  November 30, 2004                        Date of Event Requiring Statement:  November 30, 2004, April
27, 2005

Name:  Daniel L. Skaff                                                        Name:  Douglas K. Edwards
Address:  2330 Marinship Way, Suite 130, Sausalito, CA 94965                Address:  2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III. L.P.                        Designated Filer: Sienna Limited Partnership III. L.P.
Issuer and Ticker Symbol:  Sivault Systems Inc. (SVLTE.OB)                                 Issuer and Ticker Symbol:  Sivault Systems Inc. (SVLTE.OB)
Date of Event Requiring Statement:  November 30, 2004                        Date of Event Requiring Statement:  November 30, 2004